UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2011

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

Our 2011 Annual Meeting of Stockholders was held on May 26, 2011.  We had 39,571,477 shares of common stock outstanding and entitled to vote as of April 6, 2011, the record date for the Annual Meeting.  At the Annual Meeting, 33,983,692 shares of common stock were present in person or represented by proxy for the four proposals specified below.

At the Annual Meeting, stockholders:

(1)          elected for the ensuing year all seven of the director nominees;

(2)          ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

(3)          adopted by a majority of votes cast an advisory vote approving the company’s executive compensation as reported in the company’s proxy statement for the Annual Meeting; and

(4)          adopted by a plurality of votes cast an advisory vote that the company should conduct future advisory votes on executive compensation every three years;

The following sets forth detailed information regarding the final results of the voting for the Annual Meeting:

Proposal 1: Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Roger D. Billingsley, Ph.D.	21,913,251	453,341	11,617,100
Stephen A. Block, Esq.	21,884,754	481,838	11,617,100
Mary Ann Gray, Ph.D.	21,962,705	403,887	11,617,100
Michael E. Herman	21,907,904	458,688	11,617,100
Jay M. Short, PhD.	21,929,757	436,835	11,617,100
Kent Snyder	21,873,437	493,155	11,617,100
Christopher Twomey	21,903,160	463,432	11,617,100

Proposal 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011

Votes For	Votes Against	Abstained	Broker Non-Votes
33,582,774	382,824	18,094	—

Proposal 3: Advisory vote on executive compensation

Votes For	Votes Against	Abstained	Broker Non-Votes
21,267,650	1,028,452	70,490	11,617,100

Proposal 4: Advisory vote on the frequency of an advisory vote on executive compensation

Every 1 Year	Every 2 Years	Every 3 Years	Abstained	Broker Non-Votes
10,175,793	1,516,623	10,639,433	34,743	11,617,100

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/s/ David B. Berger
David B. Berger Vice President, General Counsel and Corporate Secretary

Date: May 27, 2011